Securities and Exchange Commission
450 5th Street NW
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of the Current Report on Form 8KA of stereoscape.com, Inc. (Commission File Number 0-25037) dated December 26, 2001, and we agree with the statements contained therein insofar as they relate to our firm.


                                              Very truly yours,




                                              EHRENKRANTZ STERLING & CO. LLC
                                              Certified Public Accountants




Livingston, New Jersey
February 22, 2002



cc: stereoscape.com, Inc.